Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2014 with respect to the consolidated financial statements, for the year ended December 31, 2013, included in the Annual Report of Novavax, Inc. on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton LLP

McLean, Virginia

August 10, 2016